News Release
Contact information:
John A. Jordan
Senior Director, Corporate Communications
617-299-2852

Altus Pharmaceuticals Announces Executive Management Changes

- — Altus Announces Resignation of Sheldon Berkle as President and CEO — -
- — Board Names Chairman of the Board, David D. Pendergast, Ph.D., as Executive Chairman — -

CAMBRIDGE, Mass., February 5, 2008 — Altus Pharmaceuticals Inc. (NASDAQ: ALTU) announced today that Sheldon Berkle has resigned as President, Chief Executive Officer and a member of the Board of Directors, effective February 4, 2008. The Board of Directors has appointed David D. Pendergast, Ph.D., Chairman of the Board, to the interim position of Executive Chairman of Altus, while the company initiates a search for a new president and chief executive officer.

The Board of Directors thanked Dr. Pendergast for assuming the Executive Chairman position and expressed its appreciation for Mr. Berkle’s service to Altus. “We are very pleased that David Pendergast has accepted the role of Executive Chairman, and we look forward to his leadership of Altus while we initiate our search for a new chief executive,” said John Richard, a member of Altus’ Board of Directors who served as Chairman of the Board prior to Dr. Pendergast. “David brings a wealth of relevant industry experience for guiding Altus during this transitional period. We would also like to thank Shelly Berkle for his contributions to Altus’ development and growth over the past two and one half years, including guiding the company through its initial public offering, advancing the clinical development of our product candidates, and building the strong management team we have in place to pursue the company’s objectives. The Board of Directors has full confidence in Altus’ management team, and we look forward to working with Dr. Pendergast in selecting a new leader to drive the development of our clinical candidates.”

“I welcome the opportunity to work with the Board of Directors, the senior management team, and all Altus employees to achieve our collective goals. With three products planned to complete critical clinical milestones in 2008 this is a truly exciting and pivotal time for Altus,” said David Pendergast.

Dr. Pendergast has been a member of Altus’ Board of Directors since November 2006, and was elected Chairman of Altus’ Board of Directors in November 2007. Dr. Pendergast was formerly the President, Human Genetics Therapies at Shire Pharmaceuticals plc, and has more than 30 years of experience in pharmaceutical development and corporate operations. Prior to joining Shire, Dr. Pendergast served as Chief Executive Officer of Transkaryotic Therapies, Inc. (acquired by Shire in 2005). He holds a Ph.D. in Pharmacy and M.S. in Chemistry from University of Wisconsin and a B.A. in Chemistry/Math from Western Michigan University.

About Altus Pharmaceuticals Inc.

Altus Pharmaceuticals, headquartered in Cambridge, MA, is a biopharmaceutical company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders. The Company’s website is http://www.altus.com.

Safe Harbor Statement

Certain statements in this news release concerning Altus’ business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Altus might make or by known or unknown risks and uncertainties, including, but not limited to the timing of the Company’s executive search; the unproven safety and efficacy of products under development and uncertainties as to the timing and success of ongoing and planned clinical trials and the achievement of clinical milestones in 2008. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Altus’ reports to the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. However, Altus undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.